                                                                    EXHIBIT 4(j)

                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Fourth Amendment") is executed as of the 10th day of February, 1995, by K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the "Company") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Bank").

                                    Recitals
                                    --------

          1. The Company and the Bank are parties to a Credit Agreement, dated September 30, 1993, as amended by a First Amendment to Credit Agreement, dated June 28, 1994, as further amended by a Second Amendment to Credit Agreement, dated as of November 1, 1994, and as further amended by a Third Amendment to Credit Agreement, dated as of November 14, 1994, all executed by the Company and the Bank (collectively, as so amended, the "Original Agreement").

          2. As of January 31, 1995, the Company did not satisfy the requirements of Sections 7.g(ii), (iii) and (vi) of the Original Agreement applicable as of that date (such violations in this Fourth Amendment being collectively called the "Existing Noncompliance Events"). The term "Existing Noncompliance Events" does not include any violations of or non-compliance with any of the provisions of Section 7.g, as amended from time to time, which occur, continue or exist after the amendments to Section 7.g made pursuant to this Fourth Amendment.)

          3. The Company has requested the Bank, in accordance with and subject to the terms of this Fourth Amendment, to: (a) agree to an amendment of the financial covenants of the Company, as set forth in Section 7.g of the Original Agreement, for the period from January 31, 1995, through March 31, 1995; (b) agree to amend and reduce the scheduled reduction in the Commitment to occur as of March 1, 1995, with $2,900,000 of that scheduled reduction being deferred to April 1, 1995; and (c) agree to other amendments to the Original Agreement, including a clarification of the application of Sections 7.g (ii) as at September 30, 1994, and for the period from September 30, 1994, through October 30, 1994, given certain changes in the Company's accounting for the Revolving Loan.

                                   Agreement
                                   ---------

          NOW, THEREFORE, in consideration of the premises and their mutual covenants herein, the Company and the Bank agree as follows:

          1. Terms. All terms used in this Fourth Amendment, including its Recitals, which are defined in the Original Agreement, as amended by this Fourth Amendment, and which are not otherwise defined herein, shall have the respective meanings ascribed to them in the Original Agreement, as amended by this Fourth Amendment.

          2. Amendments to Original Agreement. A. Section 1 of the Original Agreement is hereby amended by adding thereto new Sections 1.iii and 1.jjj, reading as follows:

              "iii. Fourth Amendment. `Fourth Amendment' means that agreement entitled `Fourth Amendment to Credit Agreement' between the Company and the Bank, dated as of February 10, 1995."

              "jjj. Pledge Agreement. `Pledge Agreement' means the Pledge Agreement executed and delivered to the Bank by K-V pursuant to the requirements of the Fourth Amendment.

Section I.tt of the Original Agreement is hereby amended to read in its entirety as follows:

              "tt. Security Agreements. `Security Agreements' mean Security Agreement l, the Security Agreement (Intellectual Property), the Pledge Agreement and the Guarantor Security Agreements and, when used in the singular form refers to any of them as the context requires."

          B. Section 7.g(i) of the Original Agreement is hereby deleted in its entirety. Effective as of October 31, 1994, Section 7.g(ii),
              Section 7.g(iii), Section 7.g(iv), Section 7.g(v) and Section 7.g(vi) of the Original Agreement each are amended and restated in their entireties to read as follows:

              "g.  (ii)  Minimum Working Capital.  The Company shall maintain an excess of current assets over current liabilities of not less than the amounts shown in the following table on the dates and at all times during the periods indicated:


                                                        Minimum
                                                        Working
                              Period                    Capital
                              ------                     -------
                              at Sept. 30, 1994,
                              and through
                              Oct. 30, 1994             $ 8,500,000


                              at Oct. 31, 1994,
                              and through
                              Nov. 29, 1994            $ 2,400,000

                              at Nov. 30, 1994,
                              and through
                              Dec. 30, 1994            $ 2,800,000

                              at Dec. 31, 1994,
                              and through
                              Jan. 30, 1995            $ 2,600,000

                              at Jan. 31, 1995,
                              and through
                              Feb. 27, 1995            $ 3,100,000

                              at Feb. 28, 1995,
                              and through
                              Mar. 30, 1995            $ 3,400,000

                              at Mar. 31, 1995,
                              and through
                              Apr. 29, 1995            $ 6,800,000

                              at Apr. 30, 1995,
                              and at all times
                              thereafter               $18,050,000

              "g. (iii)       Tangible Net Worth. The Company shall maintain its
                              Tangible Net Worth at levels not less than those shown in the following table on the dates and at all times during the periods indicated:

                                                        Minimum
                                                        Tangible Net
                              Period                    Worth
                              ------                    -----

                              at Sept. 30, 1994,
                              and through
                              Oct. 30, 1994            $ 6,900,000

                              at Oct. 31, 1994,
                              and through
                              Nov. 29, 1994            $ 6,900,000



                              at Nov. 30, 1994,
                              and through
                              Dec. 30, 1994            $ 8,250,000

                              at Dec. 31, 1994,
                              and through
                              Jan. 30, 1995            $ 8,550,000

                              at Jan. 31, 1995,
                              and through
                              Feb. 27, 1995            $ 8,900,000

                              at Feb. 28, 1995,
                              and through
                              Mar. 30, 1995            $ 9,400,000

                              at Mar. 31, 1995,
                              and through
                              Apr. 29, 1995            $ 9,900,000

                              at Apr. 30, 1995,
                              and at all times
                              thereafter               $14,700,000


                    For purposes of determining compliance with this Section 7.g(iii), the minimum amount of Tangible Net Worth required hereunder for each indicated date and period which follows the date any Additional Capital obtained by the Company automatically shall be increased by an amount equal to the net proceeds of the Additional Capital is obtained by the Company, effective as of the date received by the Company."

               "g. (iv) Ratio of Liabilities to Tangible Net Worth. The Company shall maintain the ratio of its total liabilities to its Tangible Net Worth at levels not greater than those shown in the following table on the dates and at all times during the periods indicated:


                              Period                    Ratio
                              ------                    -----
                              at Sept. 30, 1994,
                              and through
                              Oct. 30, 1994             3.1 to 1.0

                              at Oct. 31, 1994,
                              and through
                              Nov. 29, 1994         3.3 to 1.0

                              at Nov. 30, 1994,
                              and through
                              Dec. 30, 1994         2.5 to 1.0

                              at Dec. 31, 1994,
                              and through
                              Feb. 27, 1995         2.35 to 1.0

                              at Feb. 28, 1995,
                              and through
                              Mar. 30, 1995         2.25 to 1.0

                              at Mar. 31, 1995,
                              and at all times
                              thereafter            2.0 to 1.0

                    For purposes of determining compliance with this covenant, the term `liabilities' shall include all capital lease obligations of the Company and its Subsidiaries, determined as of any date the ratio is to be tested."

               "g. (v) Total Adjusted Current Assets. The Company shall maintain Total Adjusted Current Assets, determined on a consolidated basis with its Subsidiaries, at or above the amount shown on the following table on each date indicated:

                                                      Total Adjusted
                              Period                  Current Assets
                              ------                  --------------

                              at Sept. 30, 1994       $15,800,000

                              at Oct. 31, 1994        $16,300,000

                              at Nov. 30, 1994        $15,500,000

                              at Dec. 31,1994         $15,600,000

                              at Jan. 31, 1995        $16,700,000

                              at Feb. 28, 1995        $16,300,000


                              at Mar. 31, 1995        $16,500,000
                              and on the last
                              day of each
                              calendar month
                              thereafter

               As used herein, the term Total Adjusted Current Assets means the sum of the book values, determined in accordance with generally accepted accounting principles consistently applied, of the Company's consolidated current assets, less current assets classified as "Prepaid and other" on the consolidated balance sheet of the Company, less the amount of all reserves and allowances outstanding with respect to any of such current assets, and less the amount, if any, by which the consolidated book value of inventory exceeds $10,000,000," and plus the amount, if any, by which the unpaid principal balance of the Revolving Loan, as of the date of determination, is less than the Commitment, as then in effect."

"g.   (vi) Total Cash and Accounts Receivable. The Company shall maintain Total
           Cash and Accounts Receivable, determined on a consolidated basis with its Subsidiaries, at or above the amount shown on the following table on the dates and at all times during each of the periods indicated:


                             Period                     Amount
                             ------                     ------

                             at Nov. 1, 1994,
                             and through
                             Nov. 29, 1994            $5,000,000

                             at Dec. 1, 1994,
                             and through
                             Dec. 30, 1994            $5,500,000

                             at Jan. 1, 1995,
                             and through
                             Jan. 30, 1995            $5,500,000

                             at Feb. 1, 1995,
                             and through
                             Feb. 27, 1995            $6,500,000

                             at Mar. 1, 1995
                             and through
                             Mar. 30, 1995            $6,200,000


                             at Apr. 1, 1995,
                             and at all times
                             thereafter               $6,700,000

           As used herein, the term Total Cash and Accounts Receivable means the sum of the book values, determined in accordance with generally accepted accounting principles consistently applied, of the Company's consolidated current assets which are classified as "Cash" or as "Accounts Receivable" on the consolidated balance sheet of the Company, less the amount of all reserves and allowances outstanding with respect to such current assets, and plus the amount, if any, by which the unpaid principal balance of the Revolving Loan, as of the date of determination, is less than the Commitment, as then in effect."

C. Section 7. b(vii) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     "(vii) Other Information. (1) At the times stated, each of the following written reports with respect to the Company and the Guarantors:


     Time:                    Report
     -----                    ------

     Each day                 Consolidated reports of: cash, accounts receivable

     Weekly - each            Consolidated cash flow report for week, with
     Wednesday as of          comparison of actual cash Friday flow receipts
     the preceding            and expenditures for each line item to the most
                              recent cash flow forecast for each such line item
                              for that week; one line aging of accounts
                              receivable

     Monthly - the fifth      Detailed accounts receivable aging reports (and
     (5th) day of each        accounts payable aging reports, if and as
     calendar month           prepared by the Company for internal use) for
                              each of the Company and the Guarantors.  The
                              accounts receivable aging report shall separately
                              identify,

                           by amount and account debtor and as at the date of the report: (a) rebates and accounts payable due from the Company or its Subsidiaries to account debtors;
                           (b) non-trade accounts receivable of the Company and its Subsidiaries; and (c) accounts receivable due the Company or its Subsidiaries under royalty-bearing contracts or license agreements.

(2) From time to time and at any time such other information and reports concerning the financial condition, activities (including any efforts to obtain Additional Capital or sell any substantial part of its assets), relationships and strategic undertakings of the Company or any Subsidiary as the Bank reasonably may request."

D. The additional text added to the end of Section 2.a of the Original Agreement by the terms of Section 3 of the Third Amendment is hereby amended in its entirety to read as follows:

     "Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the amount of the Commitment automatically shall reduce to the amounts shown in the following table on the dates and for the periods indicated:


                                       Commitment - Maximum
     Date/Period                               Amount
     -----------                       --------------------

     On December 15, 1994
     through December 31, 1994               $ 9,925,000

     On January 1, 1995,
     through January 31, 1995                $ 9,625,000

     On February 1, 1995,
     through February 28, 1995               $ 9,325,000

     On March 1, 1995,
     through March 31, 1995                  $ 8,925,000

     On April 1, 1995,


               through April 30, 1995                  $5,725,000

               On May 1, 1995,
               through May 31, 1995                    $5,425,000

               On June 1, 1995,
               through June 30, 1995                   $5,125,000

               On July 1,1995,
               through July 31, 1995                   $4,825,000

               On August 1, 1995
               through August 31, 1995                 $4,525,000

               On September 1, 1995,
               through September 30, 1995              $4,225,000

               On October 1, 1995,
               through October 31, 1995                $3,925,000

               On November 1, 1995,
               through November 30, 1995               $3,625,000

               On December 1, 1995,
               through December, 1995                  $3,325,000

               On January 1, 1996,
               through January 31, 1996                $3,025,000

               On February 1, 1996,
               through February 28, 1996               $2,725,000

               On March 1, 1996,
               through March 31, 1996                  $2,425,000

               On April 1, 1996
               and thereafter                              -0-

          If at any time the unpaid principal balance of the Revolving Loan exceeds the amount of the Commitment, by reason of a reduction of that amount or otherwise, the Company shall pay within three (3) Banking Days to the Bank, without demand or notice of any sort, a principal amount equal to such excess to be applied against the principal balance of the Revolving Loan."

          D. Section 10.a of the Original Agreement is hereby amended in its entirety to read as follows:

               "a. Nonpayment of the Obligations. Default in the payment when due of any amount payable under the terms of the Revolving Note, or any amount payable that relates in any manner to either of the Letters of Credit, or any amount otherwise payable to the Bank under the terms of this Agreement."

          F. Section 10 of the Original Agreement is hereby amended by adding thereto a new Section 10.j which reads in its entirety as follows:

               "j. Failure to complete Stock Issuance. The Company shall have failed to have received by February 28, 1995, at least $2,000,000 in an aggregate amount of capital proceeds from the Stock Issuance (it being acknowledged by the Company and the Bank that as at February 9, 1995, the Company had received an aggregate amount of capital proceeds from the Stock Issuance of $1,726,000.)

          3. REPRESENTATIONS AND WARRANTIES. The Company hereby affirms and warrants to the Bank that the representations and warranties contained in the Original Agreement are complete and correct as of the date of this Fourth Amendment, except that (i) they shall be deemed also to refer to this Fourth Amendment, as well as all documents named herein, and (ii) Section 5.d of the Original Agreement shall be deemed also to refer to the most recent audited and unaudited consolidated financial statements of the Company furnished to the Bank.

          4. EVENTS OF DEFAULT. The Company certifies and warrants to the Bank that no Event of Default or Unmatured Event of Default under the Original Agreement has occurred and is continuing as of the date of this Fourth Amendment, excepting only the Existing Noncompliance Events.

          5. RELEASE. The Company and Guarantors for themselves and their respective legal representatives, successors, assigns (collectively, the "Releasing Parties"), each hereby RELEASES AND DISCHARGES the Bank and its respective officers, directors, agents, employees, attorneys, legal representatives, successors and assigns (collectively, the "Released Parties") from any and all claims, demands, damages, and causes of action which any of the Releasing Parties has asserted or claimed or might now or hereafter assert or claim against any of the Released Parties, whether known or unknown, arising out of, related to, or in any way connected with any Prior Related Event (as such term is hereinafter defined). As used in this Fourth Amendment, the term "Prior Related Event" shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, event, action or occurrence between or involving all or any of the Releasing Parties and all or any of the Released Parties, made, extended or occurring at any time or times prior to the execution of this Fourth Amendment, and which was related to, based upon or in any manner connected with, directly or indirectly, any of the Obligations, the Credit Documents, or the transactions contemplated thereby or undertaken pursuant thereto or in connection therewith, including without limitation, without in any respect limiting the generality of the foregoing: (i) any action taken on or prior to the execution of this Fourth Amendment to obtain payment or performance of any of the Obligations, or to otherwise enforce or exercise any right or purported right of the Bank as a creditor of the Company or either of the Guarantors; and (ii) any refusal by the Bank to waive any default or noncompliance with any of the terms or requirements of any of the Credit Documents. The Bank's execution of this Fourth Amendment shall not constitute an acknowledgement or admission by any of the Released Parties of liability for any matter or precedent upon which liability may be asserted. The release granted by this Section 5 is in addition to, and not in substitution or replacement of, the release granted to the Bank and the other Released Parties in the Third Amendment. The Company and the Guarantors, respectively, each acknowledge by their execution of this Fourth Amendment that the execution of this Fourth Amendment by the Bank is of substantial and continuing value and benefit to each of them, which value and benefit is of more than adequate consideration for the release granted by this Section 5.

     6. NONCOMPLIANCE WITH ORIGINAL AGREEMENT. The Bank does not waive any of its rights and remedies available under the Original Agreement, as amended by this Fourth Amendment, except with respect to the Existing Noncompliance Events. The Bank and the Company agree that notwithstanding the Bank's execution and delivery of this Fourth Amendment, the Bank shall retain the right to exercise all of its rights and remedies at any time under the Agreement and under each of the other Credit Documents with respect to any Event of Default other than the Existing Noncompliance Events, including the right to take the actions authorized in Section 11 of the Agreement. The Company acknowledges and agrees that all of the Credit Documents are now and, until otherwise agreed in writing by the Bank and the Company, shall remain in full force and effect in accordance with their respective terms. Except as set forth in this Fourth Amendment, the Bank is not waiving any of the terms or provisions of the Credit Documents or any of their respective rights and remedies thereunder. Any prior, current or future forbearance by the Bank in the declaration of defaults or the exercise of rights and remedies (whether such forbearance is done informally or pursuant to written agreement) shall not: (i) impair, waive, diminish, release, terminate, prejudice or in any manner affect the rights of the Bank in and to any of the collateral for the Obligations or any of the Guaranty Agreements or any of the other rights and remedies of the Bank (whether arising under any of the Credit Documents or otherwise); or (ii) establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations, such collateral or the Guaranty Agreements.

     The Bank hereby waives its right to exercise any of its remedies under
Section 11 of the Agreement or under any of the other Credit Documents by reason of the Existing Noncompliance Events. Any failure by the Company to comply in all respects with the Financial Covenants set out in Section 7(g) of the Agreement after the date of this Fourth Amendment shall constitute an Event of Default which is not an Existing Noncompliance Event and has not been waived, directly or by implication, pursuant to the provisions of this Section 6.

     The Company acknowledges that it has not provided to the Bank updated, current financial projections for periods subsequent to March 31, 1995, which the Company believes are sufficiently complete and reliable to be used by it to request modifications of the Financial Covenants set out in Section 7.g of the Original Agreement, as amended by this Fourth Amendment, for any time or period after March 31, 1995, and that the Bank has not agreed and will not be obligated to agree to or to accept any such modifications, if and when requested by the Company.

     The Company acknowledges that all of the Obligations are enforceable in accordance with their respective terms and that the Company does not have any claim, counterclaim, defense or set-off against the Bank or any of the Obligations. The limited waiver set forth in this Section 6 shall not be construed to be, and is not, a commitment or undertaking, express or implied, by the Bank to grant any further or additional waiver of any Event of Default, now or hereafter existing, or to further amend in any respect the Agreement.

     By reason of the amendment pursuant to the Third Amendment of Section 2.a of the Original Agreement to provide for a monthly reduction of the Commitment, beginning December 15, 1994, the Company determined that it was required by generally accepted accounting principles to restate and to compute the current liabilities of the Company as of September 30, 1994, and as of October 31, 1994, to include portions of the outstanding principal balance of the Revolving Loan (the "Required Restatement"). The Bank and the Company acknowledge that the minimum working capital amount required by Section 7.g(ii) of the Agreement to be maintained by the Company as of September 30, 1994, and through October 30, 1994, was established without recognition of the Required Restatement. Accordingly, it is acknowledged and confirmed that, notwithstanding the Required Restatement, calculation of the minimum working capital of the Company as at September 30, 1994, and for the period from September 30, 1994, through October 30, 1994, solely for purposes of determining the Company's compliance with
Section 7.g(ii) of the Agreement, was to be made and shall be made with the entire outstanding principal of the Revolving Loan treated as a long term liability of the Company.

     7. STANDBY LETTER OF CREDIT - AMENDMENT/EXTENSION OF EXPIRY DATE. The Company hereby requests the Bank, on or prior to March 10, 1995, to extend the expiry date of the Standby Letter of Credit from March 31,

1995, to April 30, 1995. The Bank hereby agrees to make this extension of the expiry date, provided that the following conditions precedent are satisfied: (a) an Amendment to the Standby Letter of Credit, in form and substance satisfactory to the Bank, effecting the amendment in the expiry date to April 30, 1995, shall have been executed by the Company and an Acceptance of that Amendment shall have been executed and delivered to the Bank by the beneficiary of the Standby Letter of Credit; (b) the Bank shall have been paid by the Company amendment and an extension fee of $5,120.30; and (c) no Event of Default shall have occurred and remain outstanding on the date the Amendment is executed by the Bank.

     8. CLOSING DOCUMENTS. As conditions precedent to the effectiveness of this Fourth Amendment, the Bank shall first receive the following contemporaneously with the execution and delivery of this Fourth Amendment (where applicable), duly executed, dated and in form and substance satisfactory to the Bank:

     A. Certified copies of the resolutions of the respective Boards of Directors of the Company and of each of the Guarantors, authorizing the execution, delivery and performance of this Fourth Amendment and any other document required under this Fourth Amendment to which such corporation is a party.

     B. Certificates signed by the respective Secretaries or an Assistant Secretary of the Company and of each of the Guarantors, certifying the name of the officer or officers authorized to sign this Fourth Amendment and any other document required under this Fourth Amendment to which such corporation is a party, together with a sample of the true signature of each such officer.

     C. The due execution by the Company and delivery to the Bank of a Pledge Agreement in favor of the Bank, in form and substance the same as attached to this Fourth Amendment as Exhibit B (the "Pledge Agreement"), with all exhibits thereto duly completed, and delivery to the Bank of the original certificates for the stock pledged to the Bank pursuant to the Pledge Agreement, together with duly executed blank stock powers for each certificate of stock pledged.

     D. Payment by the Company of the legal expenses and out of pocket expenses incurred by the Bank for special counsel in connection with the negotiation, preparation and closing of this Fourth Amendment, amendment of the Standby Letter of Credit, and in connection with the Existing Noncompliance Events.

     E. The Consent of each of the Guarantors in the forms attached to this Fourth Amendment as Exhibit "A-1" and Exhibit "A-2", respectively.

     F. An opinion of counsel to the Company and the Guarantors, Messrs. Gallop, Johnson & Neuman, issued to the Bank as of the date of this Fourth Amendment, in form and substance the same as attached to this Fourth Amendment as Exhibit C.

     G.   Such other documents as may be reasonably required by the Bank.

     H. Payment by the Company to the Bank of a Default Waiver and Amendment Fee in the amount of $10,490.00.

In addition, the Company agrees to pay, promptly upon receipt of the Bank's invoice, all out of pocket expenses incurred by the Bank and its employees and officers, in connection with the negotiation, preparation and closing of this Fourth Amendment, amendment of the Standby Letter of Credit, and in connection with the Existing Events of Default.

     9. EFFECT OF FOURTH AMENDMENT. Except as amended in this Fourth Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and the Original Agreement, as amended by this Fourth Amendment, remains in full force and effect.

     IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officer, have executed this Fourth Amendment to Credit Agreement as of the 10th day of February, 1995.

                                    K-V PHARMACEUTICAL COMPANY

                                    By:/s/ Gerald R. Mitchell
                                       ----------------------
                                       Vice-President, Finance
                                       -----------------------

                                    BANK ONE, INDIANAPOLIS,
                                    NATIONAL ASSOCIATION


                                    By:/s/ Richard L. Mott, V.P.
                                       -------------------------
                                       Richard L. Mott,
                                       Vice-President

     The undersigned hereby execute this Fourth Amendment to Credit Agreement ("Fourth Amendment") as of the 10th day of February, 1995, for the purpose of severally making the releases set forth in, and being fully bound by all of the terms of, Section 5 of the Fourth Amendment.

                              PARTICLE DYNAMICS, INC.


                              By:/s/ Gerald R. Mitchell
                                 ---------------------------
                                 Vice-President
                                 ---------------------------



                              ETHEX CORPORATION



                              By:/s/ Gerald R. Mitchell
                                 ----------------------------
                                 Vice-President
                                 ----------------------------